EXHIBIT 99.5b


Supplement to                                RELIASTAR [logo]
Variable Annuity Application                 ReliaStar Life Insurance Company
                                             P.O. Box 5050, Minot, ND 58702-5050

Allocation of Premium Payments: Allocation must be in whole percentage points totaling 100%.

                                    JANUS ASPEN SERIES                  OCC ACCUMULATION TRUST
a. __% Fixed Account (SFA)          n. __% Aggressive Growth            cc. __% Equity Portfolio (OEP)
                                           Portfolio (JAN)
                                    o. __% Growth Portfolio (JGN)       dd. __% Global Equity Portfolio
AIM VARIABLE INSURANCE              p. __% International Growth                 (OGE)
PRODUCTS FUND, INC.                        Portfolio (JIN)              ee. __% Managed Portfolio
b. __% AIM V.I. Dent                q. __% Worldwide Growth                     (OMP)
       Demographic Trends                  Portfolio (JWN)              ff. __% Small Cap Portfolio
       Fund (ADT)                                                               (OSC)
                                    NEUBERGER BERMAN
THE ALGER AMERICAN FUND             ADVISERS MANAGEMENT                 OTHER INVESTMENT
c. __% Alger American Growth        TRUST                               COMPANIES/FUNDS
       Portfolio (AGR)              r. __% Limited Maturity Bond
d. __% Alger American                      Portfolio (NLM)              Specify both the investment
       Leveraged AllCap             s. __% Partners Portfolio (NPP)     company and fund names.
       Portfolio (ALA)              t. __% Socially Responsive
e. __% Alger American MidCap               Portfolio (NSR)              gg. __% _____________________
       Growth Portfolio (AMG)
f. __% Alger American Small         PILGRIM VARIABLE PRODUCTS
       Capitalization Portfolio     TRUST
       (ASC)                        u. __% VP Growth Opportunities      hh. __% _____________________
                                           Portfolio (PGO)
FIDELITY VARIABLE                   v. __% VP Growth + Value
INSURANCE PRODUCTS FUND                    Portfolio (NGF)              ii. __% _____________________
g. __% VIP Equity Income            w. __% VP High Yield Bond
       Portfolio (FES)                     Portfolio (NHY)
h. __% VIP Growth Portfolio         x. __% VP International Value       jj. __% _____________________
       (FGS)                               Portfolio (NIV)
i. __% VIP High Income Portfolio    y. __% VP MagnaCap Portfolio
       (FHIS)                              (PMP)
j. __% VIP Money Market             z. __% VP MidCap Opportunities
       Portfolio (FMM)                     Portfolio (PMO)
                                    aa. __% VP Research enhanced
FIDELITY VARIABLE INSURANCE                 Index Portfolio (NMS)
PRODUCTS FUND II                    bb. __% VP SmallCap
k. __% VIP II Contrafund                    Opportunities Portfolio
       Portfolio (FCS)                      (NIG)
l. __% VIP II Index 500 Portfolio
       (FIN)
m. __% VIP II Investment Grade
       Bond Portfolio (FIG)

We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

I understand and agree that this supplement is part of my application for a variable annuity and will be considered part of my Contract with ReliaStar Life Insurance Company.

Date         Signature of Agent             Signature of Proposed Contract Owner